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                                                                     EXHIBIT 5.1

                             JENKENS & GILCHRIST             AUSTIN, TEXAS
                         A PROFESSIONAL CORPORATION          (512) 499-3800

                              1445 ROSS AVENUE             CHICAGO, ILLINOIS
                                 SUITE 3200                  (312) 425-3900
                             DALLAS, TEXAS 75202
                                                             HOUSTON, TEXAS
                              (214) 855-4500                 (713) 951-3300
                          FACSIMILE (214) 855-4300
                                                        LOS ANGELES, CALIFORNIA
                               www.jenkens.com               (310) 820-8800

                                                           NEW YORK, NEW YORK
                                                             (212) 704-6000

                                                          PASADENA, CALIFORNIA
                                                             (626) 578-7400

                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000

                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                                  July 19, 2004

EuroBancshares, Inc.
270 Munoz Riviera Avenue
San Juan, Puerto Rico  00918

      Re:   EuroBancshares, Inc. Registration Statement on Form S-1 (No.
            333-115510)

Ladies and Gentlemen:

      EuroBancshares, Inc., a Puerto Rico corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") on May 14, 2004. Such Registration Statement relates to the sale by the Company and certain of its stockholders (the "Selling Stockholders") of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), including shares of Common Stock subject to the exercise of an over-allotment option granted by the Company and the Selling Stockholders to the underwriters (collectively, the "Shares"), all as described in the Registration Statement.

      We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the Registration Statement, (iii) the Registration Statement and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments

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EuroBancshares, Inc.
July 19, 2004
Letter - Page 2

furnished to us by the Company, without independent check or verification of their accuracy. We are attorneys admitted to practice in the State of Texas and are opining herein solely as to the laws of the State of Texas, United States federal law, and to the extent necessary to render our opinion as to the validity of the Shares, the laws of the Commonwealth of Puerto Rico, in reliance upon the opinion of Fiddler, Gonzalez, & Rodriguez, P.S.C., included as Exhibit
5.2 to the Registration Statement.

      Based upon such review and reliance, we are of the opinion that the Shares to be sold by the Company and the Selling Stockholders in the manner stated in the offering, as described in the prospectus forming a part of the Registration Statement, have been duly and validly authorized for issuance and the Shares, when sold by the Company and the Selling Stockholders in the manner stated in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                          Respectfully submitted,

                                          JENKENS & GILCHRIST, A
                                          PROFESSIONAL CORPORATION

                                          By: /s/ Peter G. Weinstock
                                              ----------------------------------
                                                  Peter G. Weinstock